EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ANNOUNCES
PRICING OF $460 MILLION SENIOR SECURED NOTES DUE 2015
• Offering upsized from $425 million

LINCOLNSHIRE, ILLINOIS, September 21, 2009 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, announced today that it has priced an offering of $460 million of 10.625 percent senior secured notes due 2015 at an issue price of 98.5 percent of the aggregate principal amount of the notes.  The aggregate principal amount of notes offered was upsized from $425 million to $460 million. The net proceeds of the notes, together with a borrowing under an anticipated new credit facility, will be used to refinance existing indebtedness, including repayment of all borrowings outstanding under the company’s existing credit and securitization facilities, and to pay transaction and related costs.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933.  The notes will be guaranteed on a senior secured basis by all of the company’s existing and future material domestic subsidiaries.  The notes and the related guarantees will be secured on a first-priority basis by a lien on substantially all of the company’s and guarantors’ present and future assets (other than receivables and inventory and their related general intangibles, certain other assets, and substitutions, products and proceeds thereof), including equipment, certain owned and leased real property interests, trade names and certain other intellectual property, certain intercompany receivables and all present and future equity interests of each of the company’s and guarantors’ directly owned domestic subsidiaries and up to 65% of the present and future equity interests of certain of the company’s and the guarantors’ directly owned foreign subsidiaries, in each case subject to certain exceptions and customary permitted liens.  The notes and the related guarantees also will be secured on a second-priority basis by a lien on the assets that secure the company’s and the guarantors’ obligations under the company’s anticipated new asset-based multi-currency credit facility, including accounts receivable, inventory and the other assets identified as excluded first-lien assets above.

Also as previously announced, and concurrently with the expected sale of the notes, the company anticipates entering into a new asset-based multi-currency secured credit facility.  The new credit facility will replace the company’s existing senior secured credit facility, which will be terminated in connection with the repayment of all borrowings outstanding thereunder out of the net proceeds from the offering of the notes and a concurrent draw from the new credit facility.

The sale of the notes is expected to be consummated on September 30, 2009, subject to market and other conditions.

The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold within the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute ‘forward-looking’ statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements relate to our expectations concerning the notes offering and a new secured credit facility, including without limitation the application of the proceeds from these transactions.  As such, they are subject to certain risks and uncertainties and speak only as of the time when made, and we assume no obligation to update them.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to market conditions for corporate debt generally and for the company’s debt in particular, and our ability to successfully complete the notes offering and enter into a new credit facility.  Our ability to successfully complete the notes offering and enter into a new credit facility, as well as our business generally, is subject to other risks and uncertainties as described in the our public reports filed with the Securities and Exchange Commission, including under ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by subsequent Quarterly Reports on Form 10-Q, as well as other risks and uncertainties detailed from time to time in the company's SEC filings.

For further information:

Rich Nelson                                                            Jennifer Rice
Media Relations                                                      Investor Relations
(847) 484-3030                                                      (847) 484-3020